Exhibit 4.1

DYNAMICS RESEARCH CORPORATION

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

as Rights Agent

Amendment No. 1 to

Amended and Restated Rights Agreement

Dated as of December 20, 2013

AMENDMENT NO. 1 TO AMENDED AND RESTATED RIGHTS AGREEMENT

This Amendment No. 1 to Amended and Restated Rights Agreement dated as of December 20, 2013 (this “Amendment”) is between Dynamics Research Corporation, a Massachusetts corporation (the “Company”), and American Stock Transfer & Trust Company, a limited liability trust company (the “Rights Agent”).

W I T N E S S E T H:

WHEREAS, on February 17, 1998, the Board of Directors of the Company (the “Board”) authorized the issuance of rights to purchase, on the terms and subject to the provisions of the Rights Agreement dated February 17, 1998 (the “1998 Agreement”), one one-tenth of a share of the Company’s Series B Preferred Stock;

WHEREAS, on July 23, 2008, the Company and the Rights Agent entered into an Amended and Restated Rights Agreement (the “Agreement”) extending the term of the 1998 Agreement through 2018, among other changes;

WHEREAS, the Company, Engility Corporation, a Delaware corporation (“Parent”), Engility Solutions, Inc. (“Merger Sub”), a Massachusetts corporation and a wholly-owned subsidiary of Parent, intend to enter into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”) pursuant to which, among other things, Merger Sub will commence a tender offer for shares of common stock of the Company (the “Offer”), subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will acquire shares of common stock of the Company pursuant to the Offer and thereafter Merger Sub will merge with the Company (the “Merger”) and each remaining share of common stock of the Company will be converted into the right to receive cash consideration, upon the terms and subject to the conditions of the Merger Agreement;

WHEREAS, in connection with the Merger, Parent and the Company have proposed to enter into a tender and support agreement with each of the directors of the Company and David Keleher, Senior Vice President, Chief Financial Officer, and Treasurer of the Company (collectively, with their Affiliates, the “Significant Stockholders”), pursuant to which, among other things, each Significant Stockholder would agree to (i) tender the shares of the Company’s Common Stock (as defined in the Agreement) beneficially owned by it in the Offer and (ii) support the Merger and the other transactions described in the Merger Agreement; and

WHEREAS, the Company and the Rights Agent now desire to amend the Agreement as set forth in this Amendment, and the Board hereby directs, pursuant to Section 27 of the Rights Agreement, that the Rights Agreement shall be amended as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

Section 1. Certain Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

Section 2. Amendments to Section 1 of the Agreement.

(a) Section 1 of the Agreement is hereby amended by inserting the following definitions therein, in proper alphabetical order:

“Merger” shall mean the transaction pursuant to which Merger Sub will be merged with and into the Company with the Company as the surviving corporation.

“Merger Agreement” shall mean the Agreement and Plan of Merger by and among the Company, Merger Sub and Parent, as the same may be amended from time to time.

“Merger Sub” shall mean Engility Solutions, Inc., a Massachusetts corporation and a wholly-owned subsidiary of Parent.

“Offer” shall mean the offer by Merger Sub to purchase shares of Common Stock pursuant to and subject to the terms of the Merger Agreement.

“Parent” shall mean Engility Corporation, a Delaware corporation.

“Parent Group” shall mean, collectively, Parent, Merger Sub and any of their respective Affiliates.

“Significant Stockholder” shall mean each of the directors of the Company and David Keleher, Senior Vice President, Chief Financial Officer, and Treasurer of the Company and any of their respective Affiliates.

“Top-Up Option” shall mean the option for Merger Sub to purchase from the Company shares of Common Stock pursuant to and subject to the terms of the Merger Agreement.

“Voting Agreements” means any agreements disclosed to the Company on or prior to the date hereof, that are entered into, or to be entered into, between any Significant Stockholder and Parent or Merger Sub or both pursuant to which such Significant Stockholder agrees, among other things, to tender shares of Common Stock beneficially owned by it in the Offer, vote the shares of Common Stock held by it in favor of the Merger or grant Parent an irrevocable proxy with respect thereto.

(b) The definition of “Acquiring Person” in Section 1 of the Agreement is hereby amended by inserting the following sentence at the end thereof:

“Notwithstanding the foregoing or any other provision of this Agreement to the contrary, none of (i) the execution and delivery of the Merger Agreement or any agreements, arrangements or understandings entered into by the Company or the Parent Group contemplated by the Merger Agreement, (ii) the execution and delivery or performance of each Voting Agreement or any agreements, arrangements or understandings entered into by the Parent Group or any Significant Stockholder required or contemplated by the Voting Agreements, (iii) the announcement of the Merger Agreement, the Offer, the exercise or issuance of the Top-Up Option or the Merger, (iv) the consummation of the Offer or the Merger, (v) the issuance or exercise of the Top-Up Option, or (vi) the consummation of any other transactions contemplated by the Merger Agreement or required by or provided for in the Voting Agreements shall be deemed to result in the Parent Group, any member thereof, or any Significant Stockholder becoming an Acquiring Person.”

(c) The definition of “Common Stock Event” in Section 1 of the Rights Agreement is hereby amended by inserting the following sentence at the end thereof:

“Notwithstanding the foregoing or any other provision of this Agreement to the contrary, none of (i) the execution and delivery of the Merger Agreement or any agreements, arrangements or understandings entered into by the Company or the Parent Group contemplated by the Merger Agreement, (ii) the execution and delivery or performance of each Voting Agreement or any agreements, arrangements or understandings entered into by the Parent Group or any Significant Stockholder required or contemplated by the Voting Agreements, (iii) the announcement of the Merger Agreement, the Offer, the exercise or issuance of the Top-Up Option or the Merger, (iv) the consummation of the Offer or the Merger, (v) the issuance or exercise of the Top-Up Option, or (vi) the consummation of any other transactions contemplated by the Merger Agreement or required by or provided for in the Voting Agreements shall be deemed to result in a Common Stock Event.”

(d) The definition of “Distribution Date” in Section 1 of the Rights Agreement is hereby amended by inserting the following sentence at the end thereof:

“Notwithstanding the foregoing or any other provision of this Agreement to the contrary, none of (i) the execution and delivery of the Merger Agreement or any agreements, arrangements or understandings entered into by the Company or the Parent Group contemplated by the Merger Agreement, (ii) the execution and delivery or performance of each Voting Agreement or any agreements, arrangements or understandings entered into by the Parent Group or any Significant Stockholder required or contemplated by the Voting Agreements, (iii) the announcement of the Merger Agreement, the Offer, the exercise or issuance of the Top-Up Option or the Merger, (iv) the consummation of the Offer or the Merger, (v) the issuance or exercise of the Top-Up Option, or (vi) the consummation of any other transactions contemplated by the Merger Agreement or required by or provided for in the Voting Agreements shall be deemed to result in a Distribution Date.”

(e) The definition of “Stock Acquisition Date” in Section 1 of the Rights Agreement is hereby amended by inserting the following sentence at the end thereof:

“Notwithstanding the foregoing or any other provision of this Agreement to the contrary, none of (i) the execution and delivery of the Merger Agreement or any agreements, arrangements or understandings entered into by the Company or the Parent Group contemplated by the Merger Agreement, (ii) the execution and delivery or performance of each Voting Agreement or any agreements, arrangements or understandings entered into by the Parent Group or any Significant Stockholder required or contemplated by the Voting Agreements, (iii) the announcement of the Merger Agreement, the Offer, the exercise or issuance of the Top-Up Option or the Merger, (iv) the consummation of the Offer or the Merger, (v) the issuance or exercise of the Top-Up Option, (vi) the consummation of any other transactions contemplated by the Merger Agreement or required by or provided for in the Voting Agreements or (vii) the actual knowledge by any executive officer of the Company of any of the foregoing shall be deemed to result in a Stock Acquisition Date.”

Section 3. Amendment to Section 3 of the Agreement. Section 3 of the Agreement is hereby amended by adding the following as a new Section 3(d):

“Notwithstanding anything in this Agreement to the contrary, no member of the Parent Group or any Significant Stockholder shall become an Acquiring Person, either individually or collectively, no Distribution Date, Common Stock Event or Stock Acquisition Date shall be deemed to occur, no Rights shall be issued or become issuable, be distributed or become distributable, separate or become separable from the Common Stock, or otherwise become exercisable and no adjustment shall be made pursuant to Section 11 of this Agreement, in each case by virtue of (i) the execution and delivery of the Merger Agreement or any agreements, arrangements or understandings entered into by the Company or the Parent Group contemplated by the Merger Agreement, (ii) the execution and delivery or performance of each Voting Agreement or any agreements, arrangements or understandings entered into by the Parent Group or any Significant Stockholder required or contemplated by the Voting Agreements, (iii) the announcement of the Merger Agreement, the Offer, the exercise or issuance of the Top-Up Option or the Merger, (iv) the consummation of the Offer or the Merger, (v) the issuance or exercise of the Top-Up Option, or (vi) the consummation of any other transactions contemplated by the Merger Agreement or required by or provided for in the Voting Agreements.”

Section 4. Amendment to Section 7(a) of the Agreement. Section 7(a) of the Agreement is hereby amended by deleting Section 7(a) and substituting the following in lieu thereof:

“(a) Except as otherwise provided herein, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby in whole or in part at any time from and after the Distribution Date and at or prior to the earlier of (i) the Close of Business on July 27, 2018 or (ii) immediately prior to the Effective Time (as defined in the Merger Agreement), but only if the Effective Time shall occur (the earlier of such events being referred to herein as the “Expiration Date”), or the earlier redemption of the Rights. At the Expiration Date (or the earlier redemption of the Rights), all Rights shall be extinguished, all Rights Certificates shall become null and void and this Agreement shall terminate and be of no further force or effect. To exercise Rights, the registered holder of the Rights Certificate evidencing such Rights shall surrender such Rights Certificate, with the form of election to purchase on the reverse side thereof and the certificate contained therein duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request, together with payment in cash, only if by electronic or wire transfer, or by certified check or bank check, of the Purchase Price with respect to the total number of one one-hundredths of a share of Preferred Stock (or, after a Common Stock Event, shares and/or similar units of Common Stock or Other Consideration) as to which the Rights are exercised (which payment shall include any additional amount payable by such Person in accordance with Section 9(d) hereof). The Rights Agent shall promptly deliver to the Company all payments of the Purchase Price received in respect of Rights Certificates accepted for exercise. The Company shall inform the Rights Agent of the occurrence of the Effective Time promptly thereafter.”

Section 5. Amendment to Section 11(a)(ii) of the Agreement. Section 11(a)(ii) of the Agreement is hereby amended by adding the following sentence at the end of the last paragraph thereof:

“Notwithstanding the foregoing or anything in this Agreement to the contrary, no adjustment shall be made and no other action shall be taken or obligation shall arise pursuant to this Section 11(a)(ii) by virtue of (i) the execution and delivery of the Merger Agreement or any agreements, arrangements or understandings entered into by the Company or the Parent Group contemplated by the Merger Agreement, (ii) the execution and delivery or performance of each Voting Agreement or any agreements, arrangements or understandings entered into by the Parent Group or any Significant Stockholder required or contemplated by the Voting Agreements, (iii) the announcement of the Merger Agreement, the Offer, the exercise or issuance of the Top-Up Option or the Merger, (iv) the consummation of the Offer or the Merger, (v) the issuance or exercise of the Top-Up Option, or (vi) the consummation of any other transactions contemplated by the Merger Agreement or required by or provided for in the Voting Agreements.”

Section 6. Amendment to Section 13 of the Agreement. Section 13 of the Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding the foregoing or anything in this Agreement to the contrary, no provision for any issuance or distribution of rights shall be made, and no other action shall be taken or obligation shall arise pursuant to this Section 13, by virtue of (i) the execution and delivery of the Merger Agreement or any agreements, arrangements or understandings entered into by the Company or the Parent Group contemplated by the Merger Agreement, (ii) the execution and delivery or performance of each Voting Agreement or any agreements, arrangements or understandings entered into by the Parent Group or any Significant Stockholder required or contemplated by the Voting Agreements, (iii) the announcement of the Merger Agreement, the Offer, the exercise or issuance of the Top-Up Option or the Merger, (iv) the consummation of the Offer or the Merger, (v) the issuance or exercise of the Top-Up Option, or (vi) the consummation of any other transactions contemplated by the Merger Agreement or required by or provided for in the Voting Agreements.”

Section 7. Amendment to Section 25 of the Agreement. Section 25 of the Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding the foregoing, no such notice shall be required by virtue of (i) the execution and delivery of the Merger Agreement or any agreements, arrangements or understandings entered into by the Company or the Parent Group contemplated by the Merger Agreement, (ii) the announcement of the Merger Agreement or the Merger, (iii) the consummation of the Offer or the Merger, (iv) the exercise of the Top-Up Option, or (v) the consummation of any other transactions contemplated by the Merger Agreement.”

Section 8. Amendment to Section 26 of the Agreement. Section 26 of the Agreement is hereby amended by deleting the phrase “60 Frontage Road, Andover, MA 01810-5498” and inserting in its place “Two Tech Drive, Andover, MA 01810”.

Section 9. Effectiveness. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent, and the registered holders of the Rights (and, prior to the Distribution Date, the associated shares of Common Stock) any legal or equitable right, remedy, or claim under this Agreement or the Rights; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent, and the registered holders of the Rights (and, prior to the Distribution Date, the associated Common Stock).

Section 10. Severability. The invalidity or unenforceability of any term or provision of this Amendment shall not affect the validity or enforceability of any other term or provision hereof. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment and the Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 11. Governing Law. This Amendment shall be deemed to be a contract made under the laws of The Commonwealth of Massachusetts and for all purposes shall be governed by and construed in accordance with the laws of said State applicable to contracts to be made and performed entirely within said State.

Section 12. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 13. Descriptive Headings. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and set their respective hands and seals, all as of the day and year first above written.

DYNAMICS RESEARCH CORPORATION

By:	/s/ James P. Regan
Title:	Chairman, President and Chief Executive Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY LLC, AS RIGHTS AGENT

By:	/s/ Paula Caroppoli
Title:	Senior Vice President